Exhibit (i)(ii)

Letterhead of Willkie Farr & Gallagher LLP

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statement of Additional Information of SunAmerica Focused Series, Inc. (the “Registrant”) under the heading “Independent Registered Public Accounting Firm and Legal Counsel,” included as part of Post-Effective Amendment No. 55 to the Registrant’s Registration Statement on Form N-1A (File No. 333-11283, 811-07797).

/s/ Willkie Farr & Gallagher LLP

New York, New York

December 21, 2007